UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


       Date of report (Date of earliest event reported): October 23, 2003


                     PERFORMANCE TECHNOLOGIES, INCORPORATED
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

            0-27460                                       16-1158413
     (Commission File No.)                       (IRS Employer Identification
                                                    No. of Incorporation)

205 Indigo Creek Drive, Rochester, NY                                 14626
(Address of principal executive offices)                            (Zip Code)

                                 (585) 256-0200
               Registrant's telephone number, including area code


                                (Not Applicable)
          (Former Name or Former Address, if Changed Since last Report)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.
         (99.1) Press release issued by Performance Technologies, Incorporated on October 23, 2003.

Item 12. Results of Operations and Financial Condition.

On October 23, 2003, Performance Technologies, Incorporated announced its results of operations for the quarter and nine months ended September 30, 2003. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED


October 23, 2003                                  By:/s/   Donald L. Turrell
                                                  -----------------------------
                                                          Donald L. Turrell
                                                            President and
                                                        Chief Executive Officer


October 23, 2003                                  By:/s/   Dorrance W.Lamb
                                                  -----------------------------
                                                          Dorrance W. Lamb
                                                    Chief Financial Officer and
                                                      Vice President, Finance

                                                                  Exhibit 99.1

For more information contact:
Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
http://www.pt.com
finance@pt.com


             Performance Technologies Reports Continued Revenue and
                       Profit Growth in the Third Quarter


               "Achieved Substantial Revenue and Earnings Progress
                                 Year-Over-Year"


ROCHESTER, NY - October 23, 2003 -- Performance  Technologies,  Inc. (Nasdaq NM:
PTIX), a leading developer of embedded computing products and system-level solutions for the communications, military and commercial markets, today announced financial results for third quarter 2003.

Revenue in the third quarter 2003 was $13.1 million, compared to $4.0 million in the corresponding quarter a year earlier. The Computing Products Group, acquired in October 2002, contributed $4.3 million to revenue in this period. Net income for the third quarter 2003 amounted to $1.0 million, or $.07 per diluted share, compared to a net loss amounting to $1.2 million, or $(.10) per diluted share for the third quarter 2002, based on 13.0 million and 12.3 million shares outstanding, respectively. Third quarter 2002 results included expenses associated with a restructuring charge amounting to $.4 million (pre-tax), or $.02 per diluted share, and the class action settlement cost amounting to $.1 million (pre-tax), or $.01 per diluted share.

Revenue for the nine months ended September 30, 2003 was $36.7 million, compared to $17.0 million in the corresponding period a year earlier. The Computing Products Group, acquired in October 2002, contributed $15.4 million to revenue in this period. Net income for the first nine months of 2003 amounted to $1.9 million, or $.15 per diluted share, compared to a net loss amounting to $.4 million, or $(.03) per diluted share for the first nine months of 2002, based on
12.6 million and 12.4 million shares outstanding, respectively. Results for the first nine months of 2002 included restructuring charges amounting to $.6 million (pre-tax), or $.03 per diluted share, and the class action settlement cost amounting to $.1 million (pre-tax), or $.01 per share.

Cash and marketable securities amounted to $26.0 million at September 30, 2003, compared to $24.1 million at December 31, 2002 and no long-term debt existed at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Performance Technologies Reports Continued Revenue and Profit Growth in the Third Quarter Page 2

Early in 2003, a corporate-wide effort was launched to reposition the Company to deliver fully managed, system-level platform solutions. This effort achieved an important milestone during the third quarter with the release of the IPnexusTM Advanced Managed Platform product line. This new line of platform solutions specifically addresses equipment manufacturers' requirements for an increased level of system integration and services from suppliers. This growing opportunity for the Company is the result of downsized engineering staffs and increased time-to-market pressures placed on equipment manufacturers. The Company's strategy addresses this trend by effectively enabling customers to replace proprietary or legacy platforms with the latest generation of fully managed system functionality.

"The Company has made significant progress in establishing itself as a comprehensive system-level platform and solutions supplier over the past twelve months as is evidenced by the recent design win announcements with Sun Microsystems and Stratus Technologies, both expected to be multi-million dollar revenue customers during 2004," said Donald Turrell, president and chief executive officer. "However, due to our customers' normal product cycles, none of the design wins associated with the Company's system-level solutions have yet to reach production. The potential revenue and earnings growth driven by this strategy is expected to be realized in 2004 and beyond. Thus far this year, management is pleased with the Company's positive revenue and profit growth; all of which is occurring in an environment where our customers' revenues have not yet begun to grow. We are also pleased with the significant upturn in the design activity the Company is experiencing as we penetrate the market with our expanded product and platform offering."

Guidance

The Company's products are integrated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during difficult economic periods, a substantial portion of the Company's revenue is frequently derived from orders placed within the quarter and shipped in the final month of the quarter.

In the Company's target markets, capital spending appeared to stabilize during the fourth quarter 2002, however, very few companies in the Company's target markets are currently experiencing revenue growth. Starting in 2003, certain of the Company's customers began moving projects toward production and since mid-year, the Company's sales organization has seen a broad acceleration in design activity. During the third quarter 2003, the Company realized six design wins for its IPnexus and SEGwayTM product families. Unfortunately, forward-looking visibility on customer orders continues to be very limited.

Based upon the current business mix, the current backlog and review of sales forecasts, management expects revenue to be $12.0 million to $13.0 million in the fourth quarter 2003. Gross margin is expected to be approximately 50.5% to 52.5%, reflecting continuing sequential improvement, and diluted per share earnings for the fourth quarter is expected to be between $.05 and $.08. The effective income tax rate for the fourth quarter is assumed to be 31%. The fourth quarter revenue guidance does not reflect orders from a customer that has contributed greater than 10% of the Company's revenue in each of the first three quarters of this year. This customer typically provides very little visibility on future orders but ordinarily would have placed orders for the fourth quarter by this time. Should this customer place orders, of the usual magnitude, for delivery in the fourth quarter, management would expect the Company to exceed this revenue and earnings guidance by a material amount.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's recent Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

Performance Technologies Reports Continued Revenue and Profit Growth in the Third Quarter Page 3

About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) is a leading developer of unified embedded computing products and system-level solutions for the communications, military and commercial markets. Serving the industry for over 20 years, our packet-based products enable equipment manufacturers and carriers to provide highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California and Ottawa, Canada. For more information, visit www.pt.com.

Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid or unexpected changes in technologies, cancellation or delay of customer orders including those relating to design wins, changes in the product or customer mix of sales, delays in new product development, customer acceptance of new products and customer delays in qualification of products. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2002, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.

                                      ####


A conference call will be held on Friday, October 24, 2003 at 10:00 a.m. EDT to discuss the Company's financial performance for the third quarter. All interested institutional investors can participate in the conference call by dialing (888) 423-7081. The conference call will also be available simultaneously for all other investors at (888) 701-8678. The conference ID number is 3438724. A digital recording will be available two hours after the completion of the conference from October 24 through October 27, 2003. To access Encore, US/Canada participants should dial (800) 642-1687 or for International/Local participants, dial (706) 645-9291 and enter the conference ID 3438724. A live Webcast of the conference call will also be available on the Performance Technologies Web site at www.pt.com. The Webcast will be archived to the Web site within two hours after the completion of the call.

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS


                                               September 30,       December 31,
                                                   2003                2002
                                             ----------------   ----------------
                                               (unaudited)

Current assets:
  Cash and cash equivalents                     $ 25,997,000       $ 22,077,000
  Marketable securities                                               2,006,000
  Accounts receivable                              6,627,000          6,622,000
  Inventories                                      6,341,000          4,550,000
  Prepaid expenses and other assets                  403,000            942,000
  Deferred taxes                                   1,667,000          1,574,000
                                             ----------------   ----------------
    Total current assets                          41,035,000         37,771,000

Property, equipment and improvements               2,617,000          3,012,000
Software development costs                         2,468,000          2,068,000
Note receivable from unconsolidated company        1,000,000          1,000,000
Investment in unconsolidated company               1,080,000          1,353,000
                                             ----------------   ----------------
    Total assets                                $ 48,200,000       $ 45,204,000
                                             ================   ================





                      LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities:
  Accounts payable                              $  1,414,000       $  1,926,000
  Income taxes payable                             1,108,000            502,000
  Accrued expenses                                 3,515,000          3,213,000
                                             ----------------   ----------------
    Total current liabilities                      6,037,000          5,641,000

Deferred taxes                                       781,000            754,000
                                             ----------------   ----------------
    Total liabilities                              6,818,000          6,395,000
                                             ----------------   ----------------

Stockholders' equity:
  Preferred stock
  Common stock                                       133,000            133,000
  Additional paid-in capital                      10,448,000         10,961,000
  Retained earnings                               42,481,000         40,565,000
  Treasury stock                                 (11,622,000)       (12,782,000)
  Accumulated other comprehensive loss               (58,000)           (68,000)
                                             ----------------   ----------------
    Total stockholders' equity                    41,382,000         38,809,000
                                             ----------------   ----------------
    Total liabilities and stockholders' equity  $ 48,200,000       $ 45,204,000
                                             ================   ================

             PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                                   (unaudited)



                                                            Three Months Ended                     Nine Months Ended
                                                              September 30,                          September 30,
                                                         2003               2002                2003               2002
                                                    ---------------    ----------------    ---------------    ----------------

Sales                                                 $13,060,000         $ 3,955,000        $36,735,000         $16,981,000
Cost of goods sold                                      6,516,000           2,216,000         19,062,000           7,544,000
                                                    ---------------    ----------------    ---------------    ----------------
Gross profit                                            6,544,000           1,739,000         17,673,000           9,437,000
                                                    ---------------    ----------------    ---------------    ----------------

Operating expenses:
  Selling and marketing                                 1,514,000             855,000          4,322,000           3,128,000
  Research and development                              2,513,000           1,576,000          7,291,000           4,757,000
  General and administrative                            1,168,000             558,000          3,430,000           1,717,000
  Restructuring charge                                                        410,000                                573,000
  Class action legal settlement                                               143,000                                143,000
                                                    ---------------    ----------------    ---------------    ----------------
      Total operating expenses                          5,195,000           3,542,000         15,043,000          10,318,000
                                                    ---------------    ----------------    ---------------    ---------------
Income (loss) from operations                           1,349,000          (1,803,000)         2,630,000            (881,000)

Other income, net                                         150,000              95,000            404,000             332,000
                                                    ---------------    ----------------    ---------------    ----------------
Income (loss) before income taxes and
   equity loss in unconsolidated company                1,499,000          (1,708,000)         3,034,000            (549,000)

Income tax provision (benefit)                            465,000            (529,000)           941,000            (170,000)
                                                    ---------------    ----------------    ---------------    ----------------
Income (loss) before equity in loss of
   unconsolidated company                               1,034,000          (1,179,000)         2,093,000            (379,000)

Equity in loss of unconsolidated
   company, net of tax                                    (79,000)            (12,000)          (177,000)            (12,000)

                                                    ---------------    ----------------    ---------------    ----------------
      Net income (loss)                               $   955,000         $(1,191,000)       $ 1,916,000          $ (391,000)
                                                    ===============    ================    ===============    ================



Basic earnings (loss) per share                       $       .08         $      (.10)       $       .16         $      (.03)
                                                    ===============    ================    ===============    ================


Weighted average common shares                         12,236,000          12,281,000         12,220,000          12,260,000
                                                    ===============    ================    ===============    ================


Diluted earnings (loss) per share                     $       .07         $      (.10)       $       .15         $      (.03)
                                                    ===============    ================    ===============    ================


Weighted average common and
  common equivalent shares                             13,004,000          12,281,000         12,556,000          12,406,000
                                                    ===============    ================    ===============    ================